Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of VLOV, Inc. on Form S-1 Amendment No. 5 of our report dated April 14, 2010 on the consolidated financial statements of VLOV, Inc. and to the reference to us under the heading "Experts" in the prospectus.

Crowe Horwath LLP

Sherman Oaks, California
January 28, 2011